CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 1999 in the Registration Statement(Form SB-2) and related Prospectus of Wowtown.com, Inc. (formerly Paramount Services corp.) for the registration of up to 5,140,747 shares of its common stock.







                                                      Ernst & Young, LLP
                                                      Chartered Accountants

Vancouver, Canada
June 7, 2000